Exhibit 10.19

TERRAN ORBITAL CORPORATION

2021 OMNIBUS INCENTIVE PLAN

SUBSTITUTE STOCK OPTION AGREEMENT

Terran Orbital Corporation, a Delaware corporation (together with any successor thereto, the “Company”), has granted to the Participant (named below) this option (this “Option”) pursuant to the terms of the Company’s 2021 Omnibus Incentive Plan (as may be amended or restated from time to time, the “Plan”) and this Substitute Stock Option Agreement (the “Option Agreement”). In accordance with the Merger Agreement (as defined in the Plan), this Option substitutes and restates in its entirety the Participant’s previous stock option award corresponding to this Option (the “Previous Award”) granted under the Amended and Restated Terran Orbital Corporation 2014 Equity Incentive Plan, and the applicable award agreement thereunder, on the Date of Original Grant set forth below. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Plan.

I. NOTICE OF STOCK OPTION GRANT

Participant Name:

Address:

The undersigned Participant has been granted an Option to purchase shares of common stock of the Company (“Shares”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant: This Option was granted effective March 25, 2022, the closing date of the transactions contemplated by the Merger Agreement.

Date of Original Grant: ________________________

Vesting Commencement Date: ________________________

Exercise Price per Share: $

Total Number of Shares
Subject to the Option: ________________________

Total Exercise Price: $

Type of Option: ___ Incentive Stock Option

___ Nonqualified Stock Option

Term/Expiration Date: ________________________

Vesting Schedule:

This Option shall be exercisable, in whole or in part, according to the following vesting schedule:

Termination Period:

This Option shall be exercisable for three (3) months after the Participant ceases to be an employee, director or consultant of the Company, unless such Termination is due to the Participant’s death or Disability, in which case this Option shall be exercisable for twelve (12) months after such Termination. Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above and this Option may be subject to earlier termination as provided in Section 10 of the Plan.

II. AGREEMENT

1.
Grant of Option. The Company hereby grants to the Participant named in the Notice of Stock Option Grant in Part I of this Option Agreement (the “Participant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference, and this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonqualifed Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Committee, the Company or any Affiliate or any of their respective employees or directors have any liability to the Participant (or any other person) due to the failure of the Option to qualify for any reason as an ISO.

2.
Exercise of Option.
(a)
Right to Exercise. This Option, to the extent vested, shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and with the applicable provisions of the Plan and this Option Agreement.
(b)
Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Committee may determine, which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the

Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Participant on the date on which the Option is exercised with respect to such Shares.

3.
Lock-Up Period. The Participant hereby agrees that in the event of any underwritten public offering of Shares, including an initial public offering of Shares or any subsequent primary underwritten offering (a “Public Offering”), made by the Company pursuant to an effective registration statement filed under the Securities Act, the Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Stock (or other securities) of the Company held by the Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

The Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Stock (or other securities) of the Company, the Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 3 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. The Participant agrees that any transferee of the Option or shares acquired pursuant to the Option shall be bound by this Section 3.

4.
Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a) cash;

(b) check;

(c)
consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
(d)
surrender of other Shares which (i) shall be valued at its Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, if accepting such Shares, in the sole discretion of the Committee, shall not result in any adverse accounting consequences to the Company.

6. Restrictions on Exercise. This Option may not be exercised until such time as the

Shares have vested in accordance with the Vesting Schedule set forth in the Grant Notice, and may not be exercised if the issuance of Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable law.

7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

8. Term of Option. This Option may be exercised only within the term set out in the

Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

9. Tax Obligations.

(a)
Tax Withholding. The Participant agrees to make appropriate arrangements with the Company (or the Affiliate employing or retaining the Participant) for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. The Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.
(b)
Notice of Disqualifying Disposition of ISO Shares. If the Option granted to the Participant herein is an ISO, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Original Grant, or (ii) the date one (1) year after the date of exercise, the Participant shall immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant.
(c)
Code Section 409A. Under Code Section 409A, an Option that was granted with a per Share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the Fair Market Value of a Share on the date of grant (a “discount option”) may be considered “deferred compensation.” An Option that is a “discount option” may result in (i) income recognition by the Participant prior to the exercise of the Option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. The “discount option” may also result in additional state income, penalty and interest tax to the Participant. The Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option or the Previous Award equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. The Participant agrees that if the IRS determines that the Option or the Previous Award was granted with a per Share exercise price that was less than the Fair Market Value of a Share on the date of grant, the Participant shall be solely responsible for the Participant’s costs related to such a determination.

10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, including the Participant’s Previous Award. This Option Agreement may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of California.

11. No Guarantee of Continued Service. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES SUBJECT TO THIS OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE, DIRECTOR, OR CONSULTANT AT THE WILL OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING THE PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE, DIRECTOR OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE AFFILIATE EMPLOYING OR RETAINING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS AN EMPLOYEE, DIRECTOR OR CONSULTANT AT ANY TIME, WITH OR WITHOUT CAUSE.

The Participant acknowledges receipt of a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Option Agreement. The Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option. The Participant further acknowledges and agrees that this Option substitutes and restates the Previous Award in its entirety. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. The Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT TERRAN ORBITAL CORPORATION

Signature By

Print Name Print Name

Title

Residence Address